UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2018

 AMERICAN RAILCAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

North Dakota	000-51728	43-1481791
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Clark Street
St. Charles, Missouri	63301
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (636) 940-6000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ❑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 1.01 Entry into a Material Definitive Agreement.
On June 28, 2018, American Railcar Industries, Inc. (“ARI” or the “Company”)’s wholly owned subsidiary ARI Leasing, LLC (“ARI Leasing”) entered into a Railcar Purchase and Sale Agreement (the “Railcar Purchase and Sale Agreement”) with ACF Industries, LLC (“ACF”), a company controlled by Mr. Carl Icahn, ARI’s principal beneficial stockholder through Icahn Enterprises L.P. The Railcar Purchase and Sale Agreement was unanimously approved by the independent directors of ARI’s audit committee.
Subject to the terms and conditions of the Railcar Purchase and Sale Agreement, ARI Leasing has agreed to purchase from ACF certain tank railcars (the “Railcars”) to be manufactured at ACF’s Milton, Pennsylvania facility. The purchase price for the Railcars will be calculated based on ACF’s manufacturing costs with respect to the Railcars plus a certain margin and is subject to certain adjustments, as provided in the Railcar Purchase and Sale Agreement. ACF’s manufacturing costs include ACF’s standard costs for materials, parts, labor, and overhead. Certain of ACF’s start-up expenses related to the manufacture of the Railcars will also be included in the purchase price for the Railcars.
The Railcar Purchase and Sale Agreement prohibits ACF from engaging in the manufacturing or assembly of any railcars other than the Railcars or any other activity that may affect the timely delivery of the Railcars under the Railcar Purchase and Sale Agreement.
ARI Leasing has also agreed to provide ACF with certain designs, engineering, related rights and licenses to use such designs and engineering, and purchasing support necessary to manufacture the Railcars, including with respect to the sourcing of certain materials and components to be incorporated into the Railcars (“Materials”). ACF may purchase Materials directly from ARI Leasing or ARI Leasing may purchase Materials from third parties on ACF’s behalf.
ARI Leasing has agreed to indemnify ACF for any damages arising from (a) any breach of any representation, warranty or covenant of ARI Leasing under the Railcar Purchase and Sale Agreement or any purchase order for the Railcars; or (b) any injury to persons or property from the Railcars resulting from (i) any defects in designs or specifications provided by ARI Leasing, (ii) the design and engineering services provided by ARI Leasing described above or, (iii) the license provided by ARI Leasing described above.
The Railcar Purchase and Sale Agreement may be terminated by the non-defaulting party upon thirty (30) days’ written notice to the other party upon the occurrence of certain events of default, including the failure to pay the amounts due thereunder or perform its obligations thereunder and certain events related to insolvency or the bankruptcy of either party. The Agreement also requires ACF to make commercially reasonable efforts to obtain all appropriate certifications required by the American Association of Railroads for the manufacturing and sale of the Railcars (“AAR Certification”) as of such date that ACF commences production of the Railcars and to have obtained the AAR Certification as of the date that the Railcars are delivered to ARI Leasing. ARI Leasing may terminate the Railcar Purchase and Sale Agreement upon ten (10) days’ written notice to ACF should ACF fail to obtain AAR Certification after using its commercially reasonable efforts to do so.
The description above is a summary of the terms of the Railcar Purchase and Sale Agreement. The description does not purport to be complete and is qualified in its entirety by reference to the agreement itself. A copy of the Railcar Purchase and Sale Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 10.1	Railcar Purchase and Sale Agreement, dated as of June 28, 2018, by and between ARI Leasing, LLC and ACF Industries, LLC †
† Confidential treatment has been requested and/or granted with respect to the redacted portions of this agreement. A complete copy of this agreement, including the redacted portions has been filed separately with the SEC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2018		American Railcar Industries, Inc.

	By:	/s/ Luke M. Williams
	Name:	Luke M. Williams
	Title:	Senior Vice President, Chief Financial Officer and Treasurer